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                                    EXHIBIT 11
                      WATTS INDUSTRIES , INC. AND SUBSIDIARIES
                           COMPUTATION OF EARNINGS PER SHARE
                                    (Unaudited)
                             Three Months Ended      Six Months Ended
                             December 31             December 31

                                1996        1995        1996        1995
                             ________________________________________________
PRIMARY

   Average shares outstanding 27,035,972  29,636,765  27,221,285  29,631,939

   Net effect of dilutive stock
   options-based on the
   treasury stock method using
   average market price          158,033     110,145      94,007     137,709
                             ________________________________________________
         Total                27,194,005  29,746,910  27,315,292  29,769,648
                             ================================================
   Net earnings              $11,750,000 $10,777,000 $27,383,000 $22,911,000
                             ================================================
   Earnings per share             $ .43       $ .36      $ 1.00       $ .77
                             ================================================
FULLY-DILUTED

   Average shares outstanding 27,035,972  29,636,765  27,221,285  29,631,939

   Net effect of dilutive stock
   options-based on the
   treasury stock method
   using the quarter-end
   market price, if higher
   than average market price     200,325     124,779     200,325     154,664
                             ________________________________________________
         Total                27,236,297  29,761,544  27,421,610  29,786,603
                             ================================================
   Net earnings              $11,750,000 $10,777,000 $27,383,000 $22,911,000
                             ================================================
   Earnings per share             $ .43       $ .36      $ 1.00       $ .77
                             ================================================


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